UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2025 (October 10, 2025)

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 10, 2025, Picard Medical, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in accordance with the Notice of Special Meeting of Stockholders (the “Proxy Statement”) dated September 29, 2025 filed with the Securities and Exchange Commission (the “Commission”) and sent to stockholders of record as of September 16, 2025 (the “Record Date”).

As of the Record Date, there were 73,701,176 shares of common stock, par value $0.0001 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 54,377,330 shares of the Company’s Common Stock were represented in person or by proxy, constituting a quorum.

Proposal. Approval of an Amendment to the Company’s 2021 Equity Incentive Plan

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Equity Incentive Plan (the “Amended Incentive Plan”) to (i) increase the aggregate number of shares of Common Stock available under the 2021 Equity Incentive Plan to a total of 18,000,000 shares, (ii) include warrant as a type of awards issuable under the Amended Incentive Plan, and (iii) to ratify the 2021 Equity Incentive Plan. The voting results to approve the Amended Incentive Plan were as follows:

For	Against	Abstain
46,424,590	7,727	7,945,013

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Picard Medical, Inc. Amended and Restated 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: October 14, 2025

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